Exhibit 99.906

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Mairs & Power Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Mairs & Power Funds Trust for the six-months ended June 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Mairs & Power Funds Trust for the stated period.

/s/ Mark Henneman		/s/ Andrea Stimmel
Mark L. Henneman		Andrea C. Stimmel
President/Principal Executive Officer		Treasurer/Principal Financial Officer
Mairs & Power Funds Trust		Mairs & Power Funds Trust

Dated:	September 2, 2020	Dated:	September 2, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Mairs & Power Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.